                                                                     EXHIBIT 11

                        PAULA FINANCIAL AND SUBSIDIARIES

               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                  YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------------------
                                                                          1998              1997              1996
                                                                     --------------     -------------     -------------
Net income (loss)                                                    $      (4,877)     $      5,159      $      3,923
                                                                     --------------     -------------     -------------
                                                                     --------------     -------------     -------------

Weighted average shares outstanding for calculating
          basic earnings per share                                           6,228             2,737             1,897

Convertible preferred stock                                                      -             1,527             1,882

Warrants                                                                         -                49                40

Options                                                                          -               352                92
                                                                     --------------     -------------     -------------

Total shares for calculating diluted earnings
          per share                                                          6,228             4,665             3,911
                                                                     --------------     -------------     -------------
                                                                     --------------     -------------     -------------


Basic earnings (loss) per share                                      $       (0.78)     $       1.88      $       2.07
                                                                     --------------     -------------     -------------
                                                                     --------------     -------------     -------------

Diluted earnings (loss) per share                                    $       (0.78)     $       1.11      $       1.00
                                                                     --------------     -------------     -------------
                                                                     --------------     -------------     -------------

Options are excluded from the calculation of diluted loss per share as the inclusion of such options would have an anti-dilutive effect.